                                                      EXHIBIT 21.1

                LIST OF SUBSIDIARIES OF JOURNAL REGISTER COMPANY

The following is a list of the corporations that are subsidiaries of Journal Register Company, a Delaware corporation. If indented, the corporation listed is a wholly-owned subsidiary of the corporation under which it is listed.

                                                                  STATE OF
NAME OF CORPORATION                                             INCORPORATION

Journal News, Inc.                                                Delaware

    Journal Register East, Inc. 1                                 Delaware

         Northeast Publishing Company, Inc. 2                     Delaware

            Central Acquisition, LLC                              Delaware

                Mark I Communications                             Delaware

                  The Goodson Holding Company 3                   Delaware

         OMMA Acquisition, LLC 5                                  Delaware

         New Haven Register, LLC                                  Delaware

         Suburban Newspapers of Greater St. Louis, LLC            Delaware

          The Saratogian, LLC 6                                   Delaware

----------------------------
     1
       Doing business as The Herald, The Herald Press, The Bristol Press, The Register Citizen, Shore Line Times, Pictorial Gazette,The Dolphin, Branford
Review, Clinton Recorder, Regional Standard, Regional Express, Pennysaver, Shoreliner Shopper East, Shoreliner Shopper West, Milford Reporter, Milford Sunday, Hamden Chronicle, The Stratford Bard, The Post, The Orange Bulletin, The Advertiser, West Haven News, West Hartford News, Weathersfield Post, Newington Town Crier, Windsor Journal, Valley News, Bloomfield Journal, Windsor Locks Journal, East Hartford Gazette, Thomaston Express, Connecticut's County Kids, Tradewinds, Rhode Island Homes, Hartford Homes, Springfield Homes, Foothills Trader, Daily Local News, The Phoenix, The Suburban & Wayne Times, The Suburban Advertiser, The King of Prussia Courier, The Village News, The Times Record, The Record, The Narragansett Times, The Standard Times, The East Greenwich Pendulum, The Chariho Times, The Coventry Courier, The Westerly Shopper, The Telegraph, Press Plus, Herald Extra, Township Voice, Suburban Extra, Riverbend Express, Wallingford Voice, The Homefinder, Homes Magazine, West Chester Voice, Register Citizen Express, Rhode Island Family, The Week in South County and The Farmington Valley Post.

      2
       Doing  business  as The  News-Herald,  The  Morning  Journal,  The  Times
Reporter, The Herald News, The Call, The Times, Closer Look, Chatter, Cover Story (The Herald News), Neighbors, County Kids, Taste and The Times Cover Story.

      3
       Doing business as The Mercury, Penny Pincher Shoppers, Delaware County Daily & Sunday Times, Times Extra, US Express and Marketplace.

     4
       Doing business as the Daily Freeman, the Independent, The Oneida Daily Dispatch, The Oneida Pennysaver, The Chittenango Pennysaver, Quality Time, Central Delaware County Edition, Western Delaware County Edition, Aston/Brookhaven/Chichester Edition, Chester County Edition, Main Line Times, News of Delaware County, Germantown Courier, Mt. Airy Times Express.

    5
       Doing business as the New Haven Register, Valley Express, Shoreline Express and Hamden Express.

    6
       Doing business as The Saratogan, the Saratoga Extra and Community News.